SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                            Registration Statement
                                    under
                           The Securities Act of 1933

                            CANISCO RESOURCES, INC.
              (Exact name of registrant as specified in its charter)

                     Delaware                           54-0952207
          (State or other jurisdiction    (I.R.S. Employer Identification No.)
               of incorporation or
                 organization)

       300 Delaware Avenue, Suite 714, Wilmington, Delaware        19801
       (Address of principal executive offices)                    (Zip Code)

                             CANISCO RESOURCES, INC.
                        1998 STOCK OPTION/INCENTIVE PLAN

                            (Full title of the plan)

                                Ralph A. Trallo
                      President and Chief Executive Officer
                            Canisco Resources, Inc.
                         300 Delaware Avenue, Suite 714
                           Wilmington, Delaware  19801
                     (Name and address of agent for service
                                 (302) 777-5050
          (Telephone number, including area code, of agent for service)

                                  Copies to:

                          Carl W. Schneider, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                        Twelfth Floor Packard Building
                            111 South 15th Street
                           Philadelphia, PA  19102
                               (215) 977-2000


                       CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
Title of                          Maximum        Maximum         Amount of
Securities to       Amount to be  Offering Price Aggregate       Registration
be Registered       Registered(1) Per Share(2)   Offering Price  Fee

Common Stock
$0.0025 par value   1,000,000       $1.75          $1,750,000      $487.00
                     shares

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued pursuant to the Registrant's 1998 Stock Option/Incentive Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Common Stock, $0.0025 par value, of the Registrant (the "Common Stock") as quoted on The Nasdaq Small-Cap Market of the Nasdaq Stock Market, Inc. on January 13, 1999.

                                    PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Canisco Resources, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

1.  The Registrant's Annual Report on Form 10-K for the year ended March 31,
    1998.

2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998.

3. The Registrant's Current Report on Form 8-K, filed with the Commission on January 14, 1999; the Registrant's Current Report on Form 8-K, filed with the Commission on October 30, 1998; and the Registrant's Current Report on Form 8-K, filed with the Commission on May 7, 1998, as amended by the Registrant's Form 8-K/A, filed with the Commission on July 7, 1998.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

The Registrant has the authority to issue 20,000,000 shares of the Common Stock. Each share of the Common Stock shall be entitled to one vote on each matter as to which such shares are entitled to vote. There are no cumulative voting rights. The shares of Common Stock do not have preemptive rights. The shares of Common Stock may receive such dividends as are declared from time to time by the Board of Directors of the Registrant out of funds legally available therefor.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys? fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

Article VI of the Registrant's By-laws generally permits indemnification of directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware. Article VI further permits the Registrant to maintain insurance, at its expense, to protect itself and any such director or officer of the Registrant or another enterprise against any such expenses, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Registrant maintains such insurance.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following Exhibits are filed as part of this Registration Statement:

     Exhibit No.

          4 Canisco Resources, Inc. 1998 Stock Option/Incentive Plan (incorporated by reference to the Registrant's Proxy Statement dated July 27, 1998, relating to its August 25, 1998 annual meeting of stockholders).

          5         Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

          23.1      Consent of KPMG LLP, independent accountants.

          23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).

          24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on this 18th day of January, 1999.


                             CANISCO RESOURCES, INC.



                                By: /s/ Ralph A. Trallo
                                Name:  Ralph A. Trallo
                                Title:   President and Chief Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Trallo and Michael J. Olson, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                         Title                          Date



/s/ Donald E. Lyons          Director                        January 18, 1999
Donald E. Lyons



/s/ Ralph A. Trallo          President and Chief Executive   January 18, 1999
Ralph A. Trallo              Officer (principal executive
                             Officer) and Director



/s/ Michael J. Olson         Chief Financial Officer        January 18, 1999
Michael J. Olson             (principal financial officer



/s/ Dale L. Ferguson         Director                       January 18, 1999
Dale L. Ferguson



/s/ Wm. Lawrence Petcovic     Director                     January 18, 1999
William Lawrence Petcovic



/s/ Thomas P. McShane         Director                      January 18, 1999
Thomas P. McShane



/s/ Joe C. Quick             Director                     January 18, 1999
Joe C. Quick


                           CANISCO RESOURCES, INC.
                       1998 STOCK OPTION/INCENTIVE PLAN


                      REGISTRATION STATEMENT ON FORM S-8


                                 EXHIBIT INDEX

Exhibit No.       Document

4 Canisco Resources, Inc. 1998 Stock Option/Incentive Plan (incorporated by reference to the Registrant's Proxy Statement dated July 27, 1998, relating to its August 25, 1998 annual meeting of stockholders).

5                 Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1              Consent of KPMG LLP, independent accountants.

23.2              Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
                  (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).